Exhibit 10.10

WPS RESOURCES CORPORATION

DEFERRED COMPENSATION PLAN

As Amended and Restated Effective January 1, 2005

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WPS RESOURCES CORPORATION

DEFERRED COMPENSATION PLAN

    The WPS Resources Corporation Deferred Compensation Plan (the "Plan") has been adopted to promote the best interests of WPS Resources Corporation (the "Company") and the stockholders of the Company by attracting and retaining key management employees and non-employee directors possessing a strong interest in the successful operation of the Company and its subsidiaries or affiliates and encouraging their continued loyalty, service and counsel to the Company and its subsidiaries or affiliates. The Plan is amended and restated effective January 1, 2005 as set forth herein to reflect, among other things, the requirements of the American Jobs Creation Act of 2004 and for the purpose of presenting the Plan to the Company's shareholders for approval with respect to the number of shares of WPS Resources Stock authorized for issuance under the Plan.

    Except as expressly provided herein, the Plan, as herein amended and restated effective January 1, 2005, applies to (i) those employees who are actively employed by the Company or a Participating Employer on January 1, 2005, and who have been designated for participation by the Committee, and (ii) non-employee directors of the Company and designated subsidiaries and affiliates. Except as expressly provided herein, distribution of benefits to an employee who retired from or terminated employment with the Company prior to January 1, 2005, or a director who terminated from service with the Company prior to January 1, 2005, shall be governed by the terms of the Plan (or predecessor plan) as in effect on the date of the employee's or director's retirement or termination of employment or service.

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ARTICLE I. DEFINITIONS AND CONSTRUCTION

    Section 1.01. Definitions.

    The following terms have the meanings indicated below unless the context in which the term is used clearly indicates otherwise:

    (a) Account: The record keeping account or accounts maintained to record the interest of each Participant under the Plan. An Account is established for record keeping purposes only and not to reflect the physical segregation of assets on the Participant's behalf. To the extent relevant with respect to any Participant, the Participant's overall Account shall include the subaccounts and balances identified in Section 5.01, and may consist of such other subaccounts or balances as the Committee may determine to be necessary or appropriate.

    (b) Act: The Securities Act of 1933, as interpreted by regulations and rules issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Act shall be deemed to include reference to any successor provision thereto.

    (c) Affiliate: A corporation, trade or business that, with the Company, forms part of a controlled group of corporations, group of trades or businesses under common control, or affiliated service group within the meaning of Code Section 414(b), (c) or (m).

    (d) Annual Bonus Deferral: See Section 1.01(m)(iii).

    (e) Available Investment Option: See Section 6.01(a).

    (f) Base Compensation: The base salary or wage payable by a Participating Employer to an Eligible Employee for services performed prior to reduction for contributions by the Eligible Employee to this Plan or pre-tax or after-tax contributions by the Eligible Employee to any other employee benefit plan maintained by a Participating Employer, but exclusive of extraordinary payments such as overtime, bonuses, meal allowances, reimbursed expenses, termination pay, moving pay, commuting expenses, severance pay, non-elective deferred compensation payments or accruals, stock options, or the value of employer-provided fringe

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benefits or coverage, all as determined in accordance with such uniform rules, regulations or standards as may be prescribed by the Committee.

    (g) Base Compensation Deferral: See Section 1.01(m)(i).

    (h) Beneficiary: The person or entity designated by a Participant to be his or her beneficiary for purposes of this Plan. If a Participant designates his or her spouse as a beneficiary, such beneficiary designation automatically shall become null and void on the date of the Participant's divorce or legal separation from such spouse. If a valid designation of beneficiary is not in effect at time of the Participant's death, the estate of the Participant is deemed to be the sole beneficiary. If a beneficiary dies while entitled to receive distributions from the Plan, any remaining payments shall be paid to the estate of that beneficiary. Beneficiary designations shall be in writing, filed with the Committee, and in such form as the Committee may prescribe for this purpose.

    (i) Board: The Board of Directors of the Company.

    (j) Code: The Internal Revenue Code of 1986, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Code shall be deemed to include reference to any successor provision thereto.

    (k) Committee: The Compensation Committee of the Board (with respect to Eligible Employee participation) or the Governance Committee of the Board (with respect to Director participation).

    (l) Company: WPS Resources Corporation, or any successor corporation.

    (m) Deferral: An amount credited, in accordance with a Participant's election, to the Participant's Account under the Plan in lieu of the current payment of an equal amount of cash compensation to the Participant. Deferrals made after June 30, 2001 include the following:

(i) Base Compensation Deferral: A Deferral of all or a portion of an Eligible Employee's Base Compensation in accordance with Section 3.02.

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(ii) Director Deferral. A Deferral by a Director of all or a portion of his or her Director Fees in accordance with Section 4.02.

(iii) Annual Bonus Deferral: A Deferral of all or a portion of an Eligible Employee's annual bonus award in accordance with Section 3.03.

(iv) LTIP Deferral: A Deferral of all or a portion of the performance shares or other stock-based compensation awarded to an Eligible Employee under the Omnibus Plan, in accordance with Section 3.04.

    (n) Director: A non-employee member of the Board, a non-employee member of the board of directors of an Affiliate who is designated for participation by the Board, and where the context so requires, a former director entitled to receive a benefit hereunder

    (o) Director Deferral: See Section 1.01(m)(ii).

    (p) Director Fees: Those fees, other than fees designated for the Deferred Stock Unit Account, payable to a Director for services rendered on the Board (including attendance fees and fees for serving as a committee chair) or for service on the board of directors of an Affiliate.

    (q) Disability: The inability of a Participant to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee.

    (r) Eligible Employee: Subject to Section 2.02, a common law employee of a Participating Employer who has been designated by the Committee as being eligible to participate in this Plan and, where the context so requires, a former employee entitled to receive a benefit hereunder.

    (s) ERISA: The Employee Retirement Income Security Act of 1974, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to

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time. Any reference to a specific provision of ERISA shall be deemed to include reference to any successor provision thereto.

    (t) Exchange Act: The Securities Exchange Act of 1934, as interpreted by regulations and rules issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Exchange Act shall be deemed to include reference to any successor provision thereto.

    (u) Investment Options: The hypothetical investment accounts described in Article V and such other investment options as the Committee may from time to time determine (which may, but need not, be based upon one or more of the investment options available under the Wisconsin Public Service Corporation Administrative Employees Savings Plan).

    (v) LTIP Deferral: See Section 1.01(m)(iv).

    (w) Omnibus Plan: The WPS Resources Corporation 2001 Omnibus Incentive Compensation Plan or the WPS Resources Corporation 2005 Omnibus Incentive Compensation Plan, as required by the context.

    (x) Participant: A Director and/or an Eligible Employee, as required by the context.

    (y) Participating Employer: The Company and each Affiliate that, with the consent of the Committee, participates in the Plan for the benefit of one or more Participants.

    (z) "Pre-2005 Account: See Section 5.01(a).

    (aa) "Post-2004 Account: See Section 5.01(b).

    (bb) Stock Unit Accounts: The Incentive Stock Unit Account described in Section 5.04, the Deferred Stock Unit Account described in Section 5.05, the Base Stock Unit Account described in Section 5.06, and the Prior Plan WPS Stock Unit Account described in Section 5.07.

    (cc) Trust: The WPS Resources Corporation Deferred Compensation Trust or other funding vehicle which may from time to time be established, as amended and in effect from time to time.

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    (dd) Valuation Date: See Section 6.01(e).

    (ee) WPS Resources Stock: The common stock, $1.00 par value, of the Company.

    (ff) WPS Resources Stock Units: The hypothetical shares of WPS Resources Stock that are credited to the Stock Unit Accounts in accordance with Sections 5.04, 5.05, 5.06 and 5.07.

    Section 1.02. Construction and Applicable Law.

    (a) Wherever any words are used in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are use in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. Titles of articles and sections are for general information only, and the Plan is not to be construed by reference to such items.

    (b) This Plan is intended to be a plan of deferred compensation maintained for a select group of management or highly compensated employees as that term is used in ERISA, and shall be interpreted so as to comply with the applicable requirements thereof. In all other respects, the Plan is to be construed and its validity determined according to the laws of the State of Wisconsin to the extent such laws are not preempted by federal law. In case any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, but the Plan shall, to the extent possible, be construed and enforced as if the illegal or invalid provision had never been inserted.

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ARTICLE II. PARTICIPATION

    Section 2.01. Eligibility.

    (a) A Director shall be eligible to participate in the Plan.

    (b) An employee shall be eligible to participate in the Plan only if the employee is employed by a Participating Employer and if the employee has been designated as an Eligible Employee by the Committee. When designating an employee as an Eligible Employee, the Committee, in its sole discretion, may designate the employee for participation in the entire Plan or any part thereof.

    Section 2.02. Certain Transfers of Employment.

    If determined by the Committee to be consistent with the requirements of Code Section 409A and if directed by the Committee, a Participant whose employment is transferred to a corporation or other entity (the "Transferee Employer") that is not a Participating Employer, but in which the Company or an Affiliate holds an ownership interest, then until the earliest to occur of (a) the date on which the Participant ceases to be employed by such Transferee Employer, (b) the date on which the Company or an affiliate of the Company no longer holds an ownership interest in the Transferee Employer, or (c) such other date determined by the Committee, the Participant shall be treated as if he or she were still actively employed by a Participating Employer. The foregoing rule shall apply only for the purpose of determining whether the Participant has terminated employment for purposes of the distribution provisions of Articles VII and VIII; it shall not apply, and the Participant shall not be entitled to make additional Deferrals, with respect to remuneration attributable to services rendered with the Transferee Employer. The Committee may promulgate such additional rules as may be necessary or desirable in connection with any such transfer of employment.

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ARTICLE III. EMPLOYEE DEFERRED COMPENSATION

    Section 3.01. Application. This Article III applies to Participants other than Directors.

    Section 3.02. Deferrals Of Base Compensation.

    (a) Amount. A Participant may elect, in such form and manner as the Committee may prescribe, to defer payment of a portion of the Base Compensation that would otherwise be paid to the Participant. A Participant's election shall specify the percentage (in increments of 1% to a maximum of 100% or such lesser amount or percentage as may be established by the Committee, or as may be necessary in order to comply with applicable withholding obligations, whether attributable to withholdings required under applicable law or other authorized withholdings) of the Participant's Base Compensation that the Participant wishes to defer.

    (b) Initial Deferral Election. In the case of a Participant who has been designated for participation for the first time and who completes a Deferral election within 30 days of becoming eligible to participate in the Plan, the Participant's validly executed Deferral election shall become effective with respect to services to be performed subsequent to the election or on such later date as determined by the Committee for reasons of administrative convenience. If the Participant does not submit a Deferral election during the initial 30 day election period, the Participant may thereafter elect to defer payment of Base Compensation by submitting a validly executed Deferral election to the Committee, but the election shall become effective and shall apply only to Base Compensation for services performed on or after January 1 of the calendar year following the calendar year during which the election is received and accepted by the Committee, or as soon thereafter as practicable. A Participant's Deferral election, once effective, shall remain in effect until modified by the Participant in accordance with subsection (c) below or otherwise revoked in accordance with Plan rules.

    (c) Revised Deferral Election. Except to the extent that the Committee is permitted to give earlier effect to a Participants revocation or revision to his or her Deferral election in accordance with regulations promulgated by the Secretary of the Treasury under Code Section 409A, a Participant's Deferral election, once effective with respect to a calendar year, may not be revoked or modified with respect to Base Compensation for services performed in that calendar

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year. A Participant may modify his or her then current Deferral election by filing a revised Deferral election form, properly completed and signed, with the Committee. However, except to the extent that the Committee is permitted to give earlier effect to a Participant's revised election in accordance with regulations promulgated by the Secretary of the Treasury under Code Section 409A, the revised election will be effective only with respect to Base Compensation for services performed on or after January 1 of the calendar year following the calendar year during which the revised election is received and accepted by the Committee, or as soon thereafter as practicable. A Participant's revised Deferral election, once effective, shall remain in effect until again modified by the Participant under this subsection (c) or otherwise revoked in accordance with Plan rules.

    Section 3.03. Deferrals of Annual Bonus Awards.

    A Participant may irrevocably elect, in such form and manner as the Committee may prescribe, to defer payment of a portion of the annual cash bonus that is awarded and that would otherwise be paid to the Participant with respect to any year. A Participant's election shall specify the percentage (in increments of 1% to a maximum of 100% or such lesser amount or percentage as may be established by the Committee, or as may be necessary in order to comply with applicable withholding obligations, whether attributable to withholdings required under applicable law or other authorized withholdings) of the Participant's annual cash bonus that the Participant wishes to defer. In the case of any award that is not performance-based compensation for purposes of Code Section 409A, a validly executed Deferral election shall be effective only if the Deferral election is received and accepted by the Committee prior to the last day of the calendar year preceding the calendar year for which the annual bonus is paid, or by such other time as provided in regulations promulgated by the Secretary of the Treasury. In the case of any award that is performance-based compensation for purposes of Code Section 409A, a validly executed Deferral election shall become effective with respect to the annual bonus that may be awarded to the Participant with respect to a calendar year if the Participant's Deferral election is received and accepted by the Committee at least 6 months prior to the end of the (calendar year) performance period for the bonus, or by such earlier (but not later) date as the Committee may establish. A Participant's election to defer an annual bonus award shall be effective only for the year to which the election relates, and shall not carry over from year to

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year. Notwithstanding the foregoing, a Participant's election to defer all or a portion of an award shall not be effective with respect to an award paid after the Participant's termination of employment if distribution to the Participant in accordance with Article VII or Article VIII has commenced.

    Section 3.04. Deferral of LTIP Share Awards.

    A Participant may irrevocably elect, in such form and manner as the Committee may prescribe, to defer payment of a portion of any performance share or other stock-based compensation awarded to the Participant under the Omnibus Plan. A Participant's election shall specify the whole number of shares (up to 100% of such shares or such lesser number or percentage as may be established by the Committee, or as may be necessary in order to comply with applicable withholding obligations, whether attributable to withholdings required under applicable law or other authorized withholdings) of the Participant's award that the Participant wishes to defer. In the case of any award that is not performance-based compensation for purposes of Code Section 409A, a validly executed Deferral election shall be effective only if the Deferral election is received and accepted by the Committee prior to the last day of the Participant's tax year preceding the year during which the service period for the award begins, or by such other time as provided in regulations promulgated by the Secretary of the Treasury. In the case of any award that is performance-based compensation for purposes of Code Section 409A, a validly executed Deferral election shall become effective with respect to shares to be earned by the Participant with respect to any Omnibus Plan performance period if the Participant's Deferral election is received and accepted by the Committee at least 6 months prior to the end of such performance period or by such earlier (but not later) date as the Committee may establish. A Participant's election to defer an award shall be effective only for the Omnibus Plan service period or performance period to which the election relates, and a Participant's election does not carry over from performance period to performance period or from service period to service period. A Participant's LTIP Deferral will be automatically credited to the Participant's Incentive Stock Unit Account. Notwithstanding the foregoing, (a) a Participant's election to defer all or a portion of an award shall not be effective with respect to an award paid after the Participant's termination of employment if distribution to the Participant in accordance with Article VII or Article VIII has commenced, and (b) a Participant may defer the receipt of

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shares upon exercise of a stock option or stock appreciation right only if and to the extent authorized by the Committee and in accordance with procedures designated by the Committee for purposes of complying with the requirements of Code Section 409A.

    Section 3.05. Matching Contribution Credits.

    (a) Allocation of Credits. A Participant who is a participant in the Wisconsin Public Service Corporation Administrative Employees' Savings Plan ("Savings Plan") and who makes Base Compensation Deferrals and/or Annual Bonus Deferrals under this Plan shall be entitled to a matching contribution credit, determined as of December 31 of each year, equal to the difference (if any) between:

(i) The value of the matching contribution that the Participant would have received under the Savings Plan, if Base Compensation Deferrals and Annual Bonus Deferrals made by the Participant under this Plan were instead treated as "compensation" under the Savings Plan for purposes of applying the Participant's Deferral election under the Savings Plan; provided that all limits and restrictions otherwise imposed under the Savings Plan, including the maximum compensation limit under Section 401(a)(17) of the Code, shall continue to apply; and

(ii) The value of the matching contribution actually received by the Participant for that year under the Savings Plan.

    (b) Investment of Credits. A Participant's matching contribution credit will be automatically credited to the Participant's Incentive Stock Unit Account.

    Section 3.06. Other Deferrals and Credits. The Committee, in its discretion, may, with respect to any Participant, determine that the Participant is eligible to make Deferrals with respect to additional components of the Participant's remuneration or receive employer contribution credits in addition to the credits described herein. In no event, however, shall the Committee authorize such additional Deferrals or credits unless the Committee has first

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determined that the Deferrals or credits have been elected or authorized in a manner that will not result in the imposition of tax under Code Section 409A.

    Section 3.07. Involuntary Termination of Deferral Elections.

    A Participant's Deferral elections shall be automatically revoked upon the Participant's termination of employment from the Participating Employers, unless the Committee determines otherwise in accordance with the requirements of Code Section 409A. In addition, and subject to Code Section 409A, a Participant's Deferral election will terminate if the Committee determines that the Participant is no longer eligible to participate in the Plan or that revocation of a Participant's eligibility is necessary or desirable in order for the Plan to qualify under ERISA as a plan of deferred compensation for a select group of management or highly compensated employees.

    Section 3.08. 2005 Transitional Rules. Notwithstanding the rules otherwise set forth in this Article III regarding the timing of Deferral elections, and in accordance with Internal Revenue Service Notice 2005-1:

    (a) A Participant, no later than March 1, 2005 (or such earlier date as the Committee may prescribe), may prospectively revise (upward or downward) his or her prior Deferral election with respect to 2005 Base Compensation that has not been paid or become payable at the time of the revised election. This includes the revision of a prior Deferral election (or deemed Deferral election) in which the Participant elected not to defer any amount.

    (b) A Participant, no later than March 1, 2005 (or such earlier date as the Committee may prescribe), may revise (upward or downward) his or her prior Deferral election with respect to (i) the 2004 annual bonus (the Participant's right to and amount of which is determined, and absent a Deferral election would be payable, in 2005), (ii) the 2005 annual bonus (the Participant's right to and amount of which is determined, and absent a Deferral election would payable, in 2006), (iii) the 2002-2004 Omnibus Plan bonus (the Participant's right to and the amount of which is determined, and absent a Deferral election would be payable, in 2005), and (iv) the 2003-2005 Omnibus Plan bonus (the Participant's right to and the amount of which is determined, and absent a Deferral election would be payable, in 2006). Each of the foregoing

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incentive bonus amounts (if awarded) is subject to the requirements of Code Section 409A and, absent a Deferral election, would be payable after the latest election date established for that bonus award. The right to revise a prior Deferral election includes the revision of a prior Deferral election (or deemed Deferral election) in which the Participant elected not to defer any amount.

    (c) On or before December 31, 2005, the Committee may (but need not) permit a Participant who has made a Deferral election with respect to one or more of the compensation categories described in subsections (a) and (b) above, to cancel any such Deferral election, in whole or in part, in accordance with Code Section 409A.

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ARTICLE IV. DIRECTOR DEFERRED COMPENSATION

    Section 4.01. Application. This Article IV applies only to Directors.

    Section 4.02. Deferrals Of Director Fees.

    (a) Amount. A Director may elect, in such form and manner as the Committee may prescribe, to defer payment of all or a portion of the Director Fees that would otherwise be paid to the Director. A Director's election shall specify the percentage (in increments of 1% to a maximum of 100% or such lesser amount or percentage as may be established by the Committee, or as may be necessary in order to comply with applicable withholding obligations, whether attributable to withholdings required under applicable law or other authorized withholdings) of the Director Fees that the Director wishes to defer.

    (b) Initial Deferral Election. In the case of a Director who has become eligible for participation for the first time, and who completes a Deferral election within 30 days of becoming eligible to participate in the Plan, the Director's validity executed Deferral election shall become effective with respect to services to be performed subsequent to the election or on such later date as determined by the Committee for reasons of administrative convenience. If the Director does not submit an initial Deferral election during the initial 30 day election period, the Director may thereafter elect to defer the payment of Director Fees by submitting a validly executed Deferral election to the Committee, but the election shall become effective and shall apply only to Directors Fees for services performed on or after January 1 of the calendar year following the calendar year in which the election is received and accepted by the Committee, or as soon thereafter as practicable. A Director's Deferral election, once effective, shall remain in effect until modified by the Director in accordance with subsection (c) below or otherwise revoked in accordance with Plan rules.

    (c) Revised Deferral Election. Except to the extent that the Committee is permitted to give earlier effect to a Director's revocation or revision to his or her Deferral election in accordance with regulations promulgated by the Secretary of the Treasury under Code Section 409A, a Director's Deferral election, once effective with respect to a calendar year, may not be modified or revoked with respect to Director Fees for services performed in that calendar year. A Director may modify his or her then current Deferral election by filing a revised Deferral

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election form, properly completed and signed, with the Committee. However, except to the extent that the Committee is permitted to give earlier effect to a Participants revision to his or her Deferral election in accordance with regulations promulgated by the Secretary of the Treasury under Code Section 409A, the revised election will be effective with respect to Director Fees for services performed on or after January 1 of the calendar year following the calendar year during which the revised election is received and accepted by the Committee, or as soon thereafter as practicable. A Director's revised Deferral election, once effective, shall remain in effect until again modified by the Director in accordance with this subsection (c) or otherwise revoked in accordance with Plan rules.

    Section 4.03. Deferred Stock Units.

    The Board may from time to time direct that a portion of the remuneration to be earned by a Director for service on the Board shall be credited under this Plan in the form of Deferred Stock Units. Except to the extent that the Committee is permitted to give earlier effect to a direction in accordance with regulations promulgated by the Secretary of the Treasury under Code Section 409A, any such direction shall be effective with respect to remuneration to be earned by the Director on and after January 1 of the calendar year following the date of such direction, and shall continue in effect through December 31 of the calendar year in which modified or revoked by a subsequent direction of the Board. The Board's direction may provide either for the direct credit of Deferred Stock Units or for the mandatory deferral of a prescribed amount of cash remuneration that will be converted into WPS Stock Units in accordance with Section 5.05(b) below.

     Section 4.04. Involuntary Termination of Deferral Elections.

    A Director's Deferral elections shall be automatically revoked upon the Director's termination of service with the Participating Employers, unless the Committee determines otherwise in accordance with Code Section 409A. In addition, and subject to Code Section 409A, a Director's Deferral election will terminate if the Committee determines that the Director is no longer eligible to participate in the Plan.

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     Section 4.05. 2005 Transitional Rules. Notwithstanding the rules otherwise set forth in this Article IV regarding the timing of Deferral elections, and in accordance with Internal Revenue Service Notice 2005-1:

    (a) A Director, no later than March 1, 2005 (or such earlier date as the Committee may prescribe), may prospectively revise (upward or downward) his or her prior Deferral election with respect to 2005 Director Fees that has not been paid or become payable at the time of the revised election. This includes the revision of a prior Deferral election (or deemed Deferral election) in which the Director elected not to defer any amount.

    (b) On or before December 31, 2005, the Committee may (but need not) permit a Director who has made a Deferral election with respect to 2005 Director Fees, to cancel such Deferral election, in whole or in part.

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ARTICLE V. ACCOUNTS AND HYPOTHETICAL INVESTMENT OPTIONS

    Section 5.01. Participant Accounts.

    To the extent relevant, a Participant's Account shall consist of the following subaccounts or balances:

    (a) The "Pre-2005 Account", to record the Participant's interest with respect to Deferrals or contribution credits made prior to January 1, 2005, together with any earnings or loss thereon through the date of distribution from the Plan, and which shall consist of the following:

(i) "Reserve Account A", reflecting the Participant's entire interest in Reserve Account A;

(ii) "Pre-July 1, 2001 Reserve Account B", reflecting the portion of the Participant's balance in Reserve Account B that is attributable to Deferrals made through June 30, 2001, together with all credits of interest equivalent on such Deferrals through the date of distribution from the Plan;

(iii) "July 1, 2001 Through December 31, 2004 Reserve Account B", reflecting the portion of the Participant's balance in Reserve Account B that is attributable to Deferrals made after June 30, 2001 and through December 31, 2004, together with all credits of interest equivalent on such Deferrals through the date of distribution from the Plan;

(iv) "Pre-2005 Incentive Stock Unit Account", reflecting the portion of the Participant's balance in the Incentive Stock Unit Account that is attributable to Annual Bonus Deferrals, LTIP Deferrals and matching contribution credits made after June 30, 2001 and through December 31,

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2004, together with earnings or loss thereon through the date of distribution from the Plan;

(v) "Pre-2005 Deferred Stock Unit Account", reflecting the portion of the Participant's Deferred Stock Unit Account that is attributable to Deferred Stock Units allocated to a Director through December 31, 2004, and any earnings or loss thereon through the date of distribution from the Plan;

(vi) "Pre-2005 Base Stock Unit Account", reflecting the portion of the Participant's balance in the Base Stock Unit Account that is attributable to Deferrals made after June 30, 2001 and through December 31, 2004, and any earnings or loss thereon through the date of distribution from the Plan;

(vii) "Prior Plan WPS Stock Unit Account", reflecting the Participant's entire interest in the Prior Plan WPS Stock Unit Account; and

(viii) Pre-2005 Other Investments Account", reflecting the Participant's balance in any other Investment Option that is attributable to Deferrals made after June 30, 2001 and through December 31, 2004, and any earnings or loss thereon through the date of distribution from the Plan.

    (b) The "Post-2004 Account", to record the Participant's interest with respect to Deferrals or contribution credits made after December 31, 2004, together with any earnings or loss thereon through the date of distribution from the Plan, and which shall consist of the following:

(i) "Post-2004 Reserve Account B", reflecting the portion of the Participant's balance in Reserve Account B that is attributable to Deferrals made after December 31, 2004,

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together with all credits of interest equivalent on such Deferrals through the date of distribution from the Plan;

(ii) "Post-2004 Incentive Stock Unit Account", reflecting the portion of the Participant's balance in the Incentive Stock Unit Account that is attributable to Annual Bonus Deferrals, LTIP Deferrals and matching contribution credits made after December 31, 2004, and any earnings or loss thereon through the date of distribution from the Plan;

(iii) "Post-2004 Deferred Stock Unit Account", reflecting the portion of the Participant's Deferred Stock Unit Account that is attributable to Deferred Stock Units allocated to a Director after December 31, 2004, and any earnings or loss thereon through the date of distribution from the Plan;

(iv) "Post-2004 Base Stock Unit Account", reflecting the portion of the Participant's balance in the Base Stock Unit Account that is attributable to Deferrals made after December 31, 2004, and any earnings or loss thereon through the date of distribution from the Plan; and

(v) "Post-2004 Other Investments Account", reflecting the Participant's balance in any other Investment Option that is attributable to Deferrals made after December 31, 2004, and any earnings or loss thereon through the date of distribution from the Plan.

    Section 5.02. Reserve Account A.

    (a) Limited Purpose Account. Reserve Account A is limited to compensation or director fees deferred by a Participant prior to January 1, 1996, together with attributed earnings on such deferrals. Except for attributed earnings as described below, no further deferrals, contributions or credits of any kind will be made to this account on behalf of a Participant.

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    (b) Crediting of Interest Equivalent. Reserve Account A will be credited with an interest equivalent on the balance in the account from time to time during the year. Unless the Committee prescribes an alternate method, the annual interest equivalent rate (on a non-compounded basis) will be the greater of:

(i) six percent (6.0%); or

(ii) a rate equal to the consolidated return on common shareholders' equity of the Company and all consolidated subsidiaries (ROE); provided, however, that unless the Committee determines otherwise, this Paragraph (ii) will not apply to a Participant following termination of employment if the Participant's termination of employment with the Company and its Affiliates occurs prior to attainment of age 55 and prior to the occurrence of a Change in Control (as defined in Section 10.01). For the months of April through September, ROE means the consolidated return on equity of the Company and all consolidated subsidiaries for the twelve (12) months ended on the preceding February 28 (or 29) as calculated pursuant to the Company's standard accounting procedure for financial reporting to shareholders. For the months October through March, ROE means return on equity as described above for the twelve (12) months ended on the preceding August 31.

    (c) Revised Rate. Subject to Article X, the Committee may revise the interest equivalent rate or the manner in which it is calculated, but in no event shall the rate be less than six percent (6%) per annum. Any such revised rate shall be effective with the calendar month following such action by the Committee.

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     Section 5.03. Reserve Account B.

    (a) Availability. Reserve Account B is an Available Investment Option with respect to the deemed investment of Base Compensation Deferrals, Director Deferrals and Annual Bonus Deferrals. The Account is credited with earnings equivalent based upon a percentage of the Company's return on equity for the year.

    (b) Crediting of Interest Equivalent. Reserve Account B will be credited with an interest equivalent on the balance in the account from time to time during the year. Unless the Committee prescribes an alternate method, the annual interest equivalent rate (on a non-compounded basis) will be the greater of:

(i) six percent (6.0%); or

(ii) a rate equal to seventy percent (70%) of the consolidated return on common shareholders equity of the Company and all consolidated subsidiaries (ROE); provided, however, that unless the Committee determines otherwise, this Paragraph (ii) will not apply to a Participant following termination of employment if the Participant's termination of employment with the Company and its Affiliates occurs prior to attainment of age 55 and prior to the occurrence of a Change in Control (as defined in Section 10.01). For the months of April through September, ROE means the consolidated return on equity of the Company and all consolidated subsidiaries for the twelve (12) months ended on the preceding February 28 (or 29) as calculated pursuant to the Company's standard accounting procedure for financial reporting to shareholders. For the months October through March, ROE means return on equity as described above for the twelve (12) months ended on the preceding August 31.

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    (c) Revised Rate. Subject to Article X, the Committee may revise the interest equivalent rate or the manner in which it is calculated, but in no event shall the rate be less than six percent (6%) per annum. Any such revised rate shall be effective with the calendar month following such action by the Committee.

    Section 5.04. Incentive Stock Unit Account.

    (a) Limited Purpose "Buy Only" Account. The Incentive Stock Unit Account is a "buy only" account limited to (i) Annual Bonus Deferrals that are made after June 30, 2001 pursuant to Section 3.03 and that the Participant elects to be credited to the Incentive Stock Unit Account in accordance with Section 6.01(c), (ii) LTIP Deferrals made after June 30, 2001 pursuant to Section 3.04, and (iii) matching contribution credits made after June 30, 2001 pursuant to Section 3.05.

    (b) Conversion to WPS Stock Units. All eligible Deferrals made by or on behalf of a Participant and allocated to the Incentive Stock Unit Account and all of a Participant's matching contribution credits under Section 3.05 (the "Incentive Stock Unit Convertible Amount") are converted, for record keeping purposes, into whole and fractional WPS Resources Stock Units, with fractional units calculated to four decimal places. The conversion shall be accomplished by dividing each Participant's Incentive Stock Unit Convertible Amount by the closing price of a share of WPS Resources Stock on the date on which the Deferral or credit would otherwise have been paid to the Participant, as reported in the Wall Street Journal's New York Stock Exchange Composite Transaction listing. Likewise, any dividends that would have been payable on the WPS Resources Stock Units credited to a Participant's Incentive Stock Unit Account had such Units been actual shares of WPS Resources Stock shall be converted, for record keeping purposes, into whole and fractional WPS Resources Stock Units based on the closing price of a share of WPS Resources Stock on the dividend date.

    Section 5.05. Deferred Stock Unit Account.

    (a) Limited Purpose "Buy Only" Account. A Director's Deferred Stock Unit Account is a "buy only" account limited to Deferred Stock Units allocated to the Director in

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accordance with Section 4.03. The Director is not able to exercise investment discretion with respect to his or her Deferred Stock Unit Account.

    (b) Conversion to WPS Stock Units. All Deferred Stock Unit amounts directed by the Board in accordance with Section 4.03 shall be credited to the Director's Deferred Stock Unit Account. If the Board directs that a Director be credited with a prescribed number of WPS Resources Stock Units, the number of units so prescribed shall be credited to the Director's Deferred Stock Unit Account. If the Board directs that a Director be credited with WPS Resources Stock Units with a prescribed value, the value to be credited (the "Deferred Stock Unit Convertible Amount") will be converted, for record keeping purposes, into whole and fractional WPS Resources Stock Units, with fractional units calculated to four decimal places. The conversion shall be accomplished by dividing each Director's Deferred Stock Unit Convertible Amount by the closing price of a share of WPS Resources Stock on the effective date of the grant, as reported in the Wall Street Journal's New York Stock Exchange Composite Transactions listing. Any dividends that would have been payable on the WPS Resources Stock Units credited to a Director's Deferred Stock Unit Account had such Units been actual shares of WPS Resources Stock shall be converted, for record keeping purposes, into whole and fractional WPS Resources Stock Units based on the purchase price at which shares of WPS Resources Stock were purchased under the WPS Resources Corporation Stock Investment Plan on the purchase date that is coincident with or closest to the dividend date.

    Section 5.06. Base Stock Unit Account.

    (a) Availability. The Base Stock Unit Account is an Available Investment Option with respect to the deemed investment of Base Compensation Deferrals, Director Deferrals and Annual Bonus Deferrals that are made after June 30, 2001 and that the Participant elects to have credited to the Base Stock Unit Account in accordance with Section 6.01(b) and (c).

    (b) Conversion to WPS Stock Units. All eligible Deferrals made by or on behalf of a Participant and allocated to the Base Stock Unit Account (the "Base Stock Unit Convertible Amount") are converted, for record keeping purposes, into whole and fractional WPS Resources Stock Units, with fractional units calculated to four decimal places. The conversion shall be accomplished by dividing each Participant's Base Stock Unit Convertible Amount by the closing

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price of a share of WPS Resources Stock on the date on which the Deferral would otherwise have been paid to the Participant, as reported in the Wall Street Journal's New York Stock Exchange Composite Transaction listing. Likewise, any dividends that would have been payable on the WPS Resources Stock Units credited to a Participant's Base Stock Unit Account had such Units been actual shares of WPS Resources Stock shall be converted, for record keeping purposes, into whole and fractional WPS Resources Stock Units based on the closing price of a share of WPS Resources Stock on the dividend date.

    (c) Conversion from WPS Stock Units. If a Participant elects under Section 6.01(f) to reallocate all or any portion of his or her Base Stock Unit Account among the other Available Investment Options, the WPS Resources Stock Units to which such election relates shall be converted, for record keeping purposes, into an amount equal to the product of such units and the closing price of a share of WPS Resources Stock, on the effective date of such reallocation, as reported in the Wall Street Journal's New York Stock Exchange Composite Transaction listing.

    (d) Securities Law Restrictions. Notwithstanding anything to the contrary herein, all reallocation elections under Section 6.01(f) by a Participant who is subject to Section 16 of the Exchange Act are subject to review by the Committee prior to implementation. Further, the following reallocation transactions under Section 6.01(f) by a Participant who is subject to Section 16 of the Exchange Act are prohibited: (i) elections to reallocate the deemed investment of the affected Participant's Account into WPS Resources Stock Units within six (6) months of an election to reallocate deemed investments out of WPS Resources Stock Units; and (ii) elections to reallocate the deemed investment of the affected Participant's Account out of WPS Resources Stock Units within six (6) months of an election to reallocate deemed investments into WPS Resources Stock Units (collectively, "Prohibited Transactions"). All Prohibited Transactions are void. In accordance with Section 11.02, the Committee may restrict additional transactions, or impose other rules and procedures, to the extent deemed desirable by the Committee in order to comply with the Exchange Act, including, without limitation, application of the review and approval provisions of this Section 5.06(d) to Participants who are not subject to Section 16 of the Exchange Act.

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    Section 5.07. Prior Plan WPS Stock Unit Account.

    (a) Limited Purpose Account. The Prior Plan WPS Stock Unit Account is limited to WPS Resources Stock Units credited to a Participant under the Plan (or a predecessor plan) through June 30, 2001, together with such additional WPS Resources Stock Units as are credited in accordance with subsection (b) below based on deemed dividends on such WPS Resources Stock Units.

    (b) Dividend Credits. Any dividends that would have been payable on the WPS Resources Stock Units credited to a Participant's Prior Plan WPS Stock Unit Account had such Units been actual shares of WPS Resources Stock shall be converted, for record keeping purposes, into whole and fractional WPS Resources Stock Units, and shall be credited to the Prior Plan WPS Stock Unit Account, based on the closing price of a share of WPS Resources Stock on the dividend date.

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ARTICLE VI. ACCOUNTING AND HYPOTHETICAL INVESTMENT ELECTIONS

    Section 6.01. Hypothetical Investment of Participant Accounts.

    (a) Available Investment Options.

(i) For purposes of directing the deemed investment of Base Compensation Deferrals and Director Deferrals under subsection (b) below and for purposes of reallocating the deemed investment of the Participant's Account under subsection (f) below, the Available Investment Options shall be all of the Investment Options other than Reserve Account A, the Prior Plan WPS Stock Unit Account, the Incentive Stock Unit Account and the Deferred Stock Unit Account.

(ii) For purposes of directing the deemed investment of Annual Bonus Deferrals under subsection (c) below, the Available Investment Options shall be all of the Investment Options other than Reserve Account A, the Prior Plan WPS Stock Unit Account and the Deferred Stock Unit Account.

    (b) Deemed Investment of Base Compensation Deferrals and Director Deferrals. In accordance with uniform rules prescribed by the Committee, each Participant shall designate, in writing or in such other manner as the Committee may prescribe, how Base Compensation Deferrals or Director Deferrals made while the designation is in effect are credited among the Available Investment Options. When selecting more than one Available Investment Option, the Participant shall designate, in whole multiples of 1% or such other percentage determined by the Committee, the percentage of his or her Base Compensation Deferrals or Director Deferrals to be credited to each Available Investment Option. If the Participant fails to make a timely and complete investment designation, he or she shall be deemed to have elected that 100% of his or her Base Compensation Deferrals or Director Deferrals be credited to Reserve Account B or such other of the Available Investment Options specified by the Committee for this purpose. A

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Participant's investment election or deemed investment election shall become effective beginning with the first payroll period commencing or payment date occurring on or after the date on which the election is received and accepted by the Committee, or such other date established by the Committee for this purpose, and shall remain in effect unless and until modified by a subsequent election that becomes effective in accordance with the rules of this subsection.

    (c) Deemed Investment of Annual Bonus Deferrals. In accordance with uniform rules prescribed by the Committee, each Participant shall designate, in writing or in such other manner as the Committee may prescribe, how Annual Bonus Deferrals made while the designation is in effect are credited among the Available Investment Options. When selecting more than one Available Investment Option, the Participant shall designate, in whole multiples of 1% or such other percentage determined by the Committee, the percentage of his or her Annual Bonus Deferrals to be credited to each Available Investment Option; provided, that with respect to any portion of the Annual Bonus Deferral that the Participant allocates to the Incentive Stock Unit Account, the amount allocated to such account will be 105% of the amount designated by the Participant for deferral into the Incentive Stock Unit Account. If the Participant fails to make a timely and complete investment designation, he or she shall be deemed to have elected that 100% of his or her Annual Bonus Deferral be credited to Reserve Account B or such other Investment Option specified by the Committee for this purpose. A Participant's investment election or deemed investment election shall become effective with respect to annual bonus amounts awarded on or after the date on which the election is received and accepted by the Committee, and shall remain in effect unless and until modified by a subsequent election that becomes effective in accordance with the rules of this subsection.

    (d) Deemed Investment of LTIP Deferrals. LTIP Deferrals under Section 3.04 and matching contribution credits under Section 3.05 are credited to the Incentive Stock Unit Account. The Participant is not permitted to make an investment election with respect to LTIP Deferrals and matching contribution credits.

    (e) Allocation of Deemed Investment Gain or Loss. On each day that the New York Stock Exchange is open for business, or at such other times as the Committee may prescribe (the

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"Valuation Date"), the Account of each Participant will be credited (or charged) based upon the investment gain (or loss) that the Participant would have realized with respect to his or her Account since the immediately preceding Valuation Date had the Account been invested in accordance with the terms of the Plan and where applicable, the Participant's election. Subject to the special rules set forth in Article V with respect to Reserve Account A, Reserve Account B, the Incentive Stock Unit Account, the Deferred Stock Unit Account, the Base Stock Unit Account and the Prior Plan WPS Stock Unit Account, the credit (or charge) shall be the sum, separately calculated for each of the Investment Options, of the product obtained by multiplying (i) the portion (if any) of the Participant's Account as of the immediately prior Valuation Date that is deemed to have been invested in each Investment Option, and (ii) the rate of return experienced by that Investment Option since the immediately preceding Valuation Date. The Committee, in its discretion, may prescribe alternate rules for the valuation of Participant Accounts, including, without limitation, the application of unit accounting principles.

    (f) Reallocation of Account. Subject to Section 5.06(d), and in accordance with rules prescribed by the Committee (which may include limitations on the timing or frequency of reallocation transactions initiated by some or all Participants), each Participant may elect to reallocate his or her Account (other than the portion deemed to be invested in Reserve Account A, the Pre-July 1, 2001 Reserve Account B, the Prior Plan WPS Stock Unit Account, the Incentive Stock Unit Account and the Deferred Stock Unit Account) among the Available Investment Options. When selecting more than one Investment Option, the Participant shall designate, in whole multiples of 1% or such other percentage determined by the Committee, the percentage of his or her available Account that is deemed to be invested in each Available Investment Option after the investment reallocation is given effect. Once effective, a Participant's reallocation shall remain in effect unless and until modified by a subsequent election that becomes effective in accordance with the rules prescribed by the Committee. Other than a reallocation of a Participant's Account pursuant to a revised investment election submitted by the Participant, the deemed investment allocation of a Participant will not be adjusted to reflect differences in the relative investment return realized by the various hypothetical Investment Options that the Participant has designated.

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    Section 6.02. Accounts are For Record Keeping Purposes Only.

    Plan Accounts and the record keeping procedures described herein serve solely as a device for determining the amount of benefits accumulated by a Participant under the Plan, and shall not constitute or imply an obligation on the part of a Participating Employer to fund such benefits. In any event, a Participating Employer may, in its discretion, set aside assets and/or contribute to the Trust assets equal to part or all of such account balances and invest such assets in Company stock, life insurance or any other investment deemed appropriate. Any such assets held by the Company or the Trust shall be and remain the sole property of the Company or the Trust, as applicable, and except to the extent that the Trust authorizes a Participant to direct the trustee with respect to the voting of WPS Resources Stock held in the Trust, a Participant shall have no proprietary rights of any nature whatsoever with respect to such assets.

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ARTICLE VII. DISTRIBUTION OF PRE-2005 ACCOUNT

    Section 7.01. Distribution Election.

    (a) Election. A Participant, at the time he or she commenced participation in the Plan, made a distribution election with respect to his or her Pre-2005 Account. The election specified the distribution commencement date, the distribution period, and the distribution method applicable following the Participant's death. Any such election was required to be consistent with the following rules (or if the Participant failed to make a selection with respect to a particular item, in accordance with the default rules set forth below):

(i) Distribution Commencement Date. Unless the Participant has selected a later commencement date, which in no event shall be later than the first distribution period following the Participant's attainment of age 72, distribution of a Participant's Pre-2005 Account will commence either (A) within 60 days following the end of the calendar year in which the Participant terminates employment or service from the Company and all Affiliates, or (B) if determined by the Committee to be consistent with the "grand-father" rules of Code Section 409A and if directed by the Committee for purposes of creating administratively consistency between the distribution provisions of Articles VII and VIII, within 60 days following the end of the calendar year in which occurs the 6 month anniversary of the date on which the Participant terminates employment or service from the Company and all Affiliates. For purposes of this Plan, a Participant who is Disabled shall be deemed to have retired or terminated at the conclusion of benefits under all disability income plans sponsored by a Participating Employer or to which a Participating

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Employer contributes, unless otherwise determined by the Committee.

(ii) Distribution Period. Distributions will be made in 1 to 15 annual installments, as elected by the Participant.

(iii) Distribution of Remaining Account Following Participant's Death. In the event of the Participant's death, the Participant's remaining undistributed interest will be distributed to the Participant's Beneficiary in accordance with the distribution election (single sum payment or installments) elected by the Participant. If the Participant had elected a single sum, the payment shall be made no later than March 1 following the calendar year in which occurs the Participant's death. If the Participant had elected an installment distribution, (A) any installments previously commenced to the Participant shall continue to the Beneficiary and (B) if installment distributions had not commenced as of the date of the Participant's death, payments over the installment period elected by the Participant shall commence to the Beneficiary no later than March 1 following the calendar year in which occurs the Participant's death.

    (b) Effectiveness of Election. A distribution election shall be deemed made only when it is received and accepted as complete by the Committee, and shall remain in effect until modified by the Participant in accordance with Section 7.02 below or otherwise revoked in accordance with Plan rules.

    Section 7.02. Modified Distribution Election.

    A Participant may from time to time modify his or her distribution election by filing a revised distribution election, properly completed and signed, with the Committee. However, a

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revised distribution election will be given effect only if the Participant remains employed by a Participating Employer for twelve (12) consecutive months following the date that the revised election is received and accepted as complete by the Committee.

    Section 7.03. Calculation of Annual Distribution Amount.

    (a) Pre-2001 Retirees. For any Participant who retired or terminated employment or service prior to January 1, 2001, distribution of the Participant's Account will be calculated and made under the distribution provisions of the Plan applicable to the Participant on the date of the Participant's retirement or termination of employment or service.

    (b) Post-2000 Retirees. For a Participant who retires or terminates employment or service after December 31, 2000, the annual distribution amount for the Pre-2005 Account, unless the Committee specifies a different or alternate method and such different or alternate method does not result in the imposition of tax under Code Section 409A, shall be calculated as follows:

(i) The annual distribution amount for the Participant's Pre-2005 Account, other than the portion of the Pre-2005 Account that is deemed to be invested in the Stock Unit Accounts (the "Distributable Account"), shall be determined by dividing (A) the aggregate balance in the Distributable Account as of January 1 of the year for which the distribution is being made, by (B) the number of installment payments remaining to be made under the distribution period selected by the Participant. Distributions shall be made in cash. The amount of any distribution under this Paragraph (i) will be charged pro-rata against the Participant's interest in each Investment Option comprising the Distributable Account. Notwithstanding the foregoing, the last installment payment of the Distributable Account shall be adjusted to take into account deemed investment gains or losses for the

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period between the January 1 valuation date and the date of actual payment according to such methods and procedures adopted by the Committee.

(ii) The annual distribution amount for the portion of the Participant's Pre-2005 Account that is credited to each of the Stock Unit Accounts shall be determined on a share basis by dividing (A) the number of WPS Resources Stock Units credited to the relevant Stock Unit Account as of January 1 of the year for which the distribution is being made (subject to subsequent adjustment under Section 9.02), by (B) the number of installment payments remaining to be made under the distribution period selected by the Participant. The Participant will receive shares of WPS Resources Stock equal to the annual distribution amount, subject only to the distribution of cash in lieu of any fractional WPS Resources Stock Unit. The cash payment for any fractional WPS Resources Stock Unit shall be determined based upon the closing price of a share of WPS Resources Stock on January 21 of the year in which the distribution is being made, as such share price is reported in the Wall Street Journal's New York Stock Exchange Composite Transactions listing. If January 21 falls on a Saturday, Sunday or holiday, the calculation of the cash portion of the distribution will be made based upon the closing price as reported for the immediately preceding business day.

     Section 7.04. Time of Distribution.

    Subject to the provisions of Sections 9.02 and 10.02, each distribution of WPS Resources Stock made to a Participant (or Beneficiary) shall be distributed on January 22 (or if January 22

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falls on a Saturday, Sunday or holiday, the immediately following business day). For distribution and tax reporting purposes, the value of WPS Resources Stock distributed shall equal the number of shares distributed multiplied by the closing price of WPS Resources Stock on January 21 (or if January 21 falls on a Saturday, Sunday or holiday, the immediately preceding business day) of the year in which the distribution is being made as reported in the Wall Street Journal's New York Stock Exchange Composite Transaction listing. The cash portion of any distribution will be made no later than March 1 of the year for which the distribution is being made.

     Section 7.05. Single Sum Distribution at the Committee's Option.

    (a) In the case of a Participant whose employment with the Company and its Affiliates is involuntarily terminated by the Company or an Affiliate, or whose employment with the Company and its Affiliates is mutually terminated in accordance with a separation agreement and release between the Company or an Affiliate and such Participant, the Committee may (but need not) direct that the Participant's Pre-2005 Account be distributed in the form of a single sum payment in lieu of distribution over any installment distribution period that would otherwise apply. If so directed by the Committee, the single sum distribution shall be made in cash and/or shares of WPS Resources Stock (as determined in accordance with Section 7.03) and shall be made at the time specified in Section 7.04.

    (b) In the case of any other Participant or Beneficiary whose Pre-2005 Account and Post-2005 Account, in the aggregate, has a value of $100,000 or less as of the valuation date that immediately precedes the date on which distribution would first be made to the Participant or Beneficiary, the Committee may (but need not) direct that the Participant's Pre-2005 Account be distributed in the form of a single sum payment in lieu of any installment distribution period that would otherwise apply. If so directed by the Committee, the single sum distribution shall be made in cash and/or shares of WPS Resources Stock (as determined in accordance with Section 7.03) and shall be made at the time specified in Section 7.04.

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 ARTICLE VIII. DISTRIBUTION OF POST-2004 ACCOUNT

    Section 8.01. Distribution Election.

    (a) Election. A Participant, on or before December 31, 2005 or if later, at the time he or she commences participation in the Plan, shall make a distribution election with respect to his or her Post-2004 Account. The election shall be in such form as the Committee shall prescribe, and shall specify the distribution commencement date, the distribution period, and the distribution method applicable following the Participant's death. Any such election shall be consistent with the following rules (or if the Participant fails to make a selection with respect to a particular item, in accordance with the default rules set forth below):

(i) Distribution Commencement Date. Unless the Participant has selected a later commencement date, distribution of a Participant's Post-2004 Account will commence within 60 days following the end of the calendar year in which occurs the 6 month anniversary of the date on which the Participant terminates employment or service from the Company and all Affiliates. For purposes of this Plan, a Participant who is Disabled shall be deemed to have retired or terminated at the conclusion of benefits under all disability income plans sponsored by the Company or an Affiliate or to which the Company or an Affiliate contributes.

(ii) Distribution Period. Distributions will be made in 1 to 15 annual installments, as elected by the Participant.

(iii) Distribution of Remaining Account Following Participant's Death. In the event of the Participant's death, the Participant's remaining undistributed interest in his or her Post-2004 Account will be distributed to the Participant's Beneficiary in accordance with the distribution election

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(single sum payment or installments) elected by the Participant. If the Participant had elected a single sum, the payment shall be made no later than March 1 following the calendar year in which occurs the Participant's death. If the Participant had elected an installment distribution, (A) any installments previously commenced to the Participant shall continue to the Beneficiary and (B) if installment distributions had not commenced as of the date of the Participant's death, payments over the installment period elected by the Participant shall commence to the Beneficiary no later than March 1 following the calendar year in which occurs the Participant's death.

    (b) Effectiveness of Election. A distribution election shall be deemed made only when it is received and accepted as complete by the Committee, and shall remain in effect until modified by the Participant in accordance with Section 8.02 below or otherwise revoked in accordance such circumstances as the Plan is permitted to accept without resulting in the imposition of tax under Code Section 409A.

    Section 8.02. Modified Distribution Election.

    A Participant may from time to time modify his or her distribution election with respect to his or her Post-2004 Account by filing a revised distribution election, properly completed and signed, with the Committee. However, except to the extent permitted under regulations promulgated by the Secretary of the Treasury under Code Section 409A, a revised distribution election must comply with the following rules:

    (a) The revised distribution election may not accelerate either the time or form of payment. For example, the revised distribution election may not change from an installment payment to a single sum payment, or from a longer installment period to a shorter installment period. Similarly, the revised distribution election may not elect a distribution commencement date earlier than the distribution commencement date applicable under the Participant's prior

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distribution election. A revised election that does not comply with these rules will be null and void, and will be disregarded by the Plan.

    (b) The revised distribution election may (i) change the form of payment from a single sum payment to installment distributions, (ii) change the form of payment from a shorter installment period to a longer installment period, or (iii) defer the distribution commencement date, and such a revised election will be given effect 12 months after the date on which the election is made, but only if (i) in the case of an election related to payment at a specified time, the revised election is made at least 12 months prior to the date on which payment would be made or commence in the absence of the revised election, and (ii) in the case of any election other than one related to payment on account of Disability or death, the first payment that is made pursuant to the revised election is deferred for at least 5 years from the date payment would otherwise have been made. A revised election that does not comply with these rules will be null and void, and will be disregarded by the Plan.

    Section 8.03. Calculation of Annual Distribution Amount.

    The annual distribution amount for the Post-2004 Account shall be calculated as follows:

    (a) The annual distribution amount for the Participant's Post-2004 Account, other than the portion of the Post-2004 Account that is deemed to be invested in the Stock Unit Accounts (the "Distributable Account"), shall be determined by dividing (A) the aggregate balance in the Distributable Account as of January 1 of the year for which the distribution is being made, by (B) the number of installment payments remaining to be made under the distribution period selected by the Participant. Distributions shall be made in cash. The amount of any distribution under this subsection (a) will be charged pro-rata against the Participant's interest in each Investment Option comprising the Distributable Account. Notwithstanding the foregoing, the last installment payment of the Distributable Account shall be adjusted to take into account deemed investment gains or losses for the period between the January 1 valuation date and the date of actual payment according to such methods and procedures adopted by the Committee.

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    (b) The annual distribution amount for the portion of the Participant's Post-2004 Account that is credited to each of the Post-2004 Stock Unit Accounts shall be determined on a share basis by dividing (A) the number of WPS Resources Stock Units credited to the relevant Stock Unit Account as of January 1 of the year for which the distribution is being made (subject to subsequent adjustment under Section 9.02), by (B) the number of installment payments remaining to be made under the distribution period selected by the Participant. The Participant will receive shares of WPS Resources Stock equal to the annual distribution amount, subject only to the distribution of cash in lieu of any fractional WPS Resources Stock Unit. The cash payment for any fractional WPS Resources Stock Unit shall be determined based upon the closing price of a share of WPS Resources Stock on January 21 of the year in which the distribution is being made, as such share price is reported in the Wall Street Journal's New York Stock Exchange Composite Transactions listing. If January 21 falls on a Saturday, Sunday or holiday, the calculation of the cash portion of the distribution will be made based upon the closing price as reported for the immediately preceding business day.

     Section 8.04. Time of Distribution.

    Subject to the provisions of Sections 9.02 and 10.02, each distribution of WPS Resources Stock made to a Participant (or Beneficiary) shall be distributed on January 22 (or if January 22 falls on a Saturday, Sunday or holiday, the immediately following business day). For distribution and tax reporting purposes, the value of WPS Resources Stock distributed shall equal the number of shares distributed multiplied by the closing price of WPS Resources Stock on January 21 (or if January 21 falls on a Saturday, Sunday or holiday, the immediately preceding business day) of the year in which the distribution is being made as reported in the Wall Street Journal's New York Stock Exchange Composite Transaction listing. The cash portion of any distribution will be made no later than March 1 of the year for which the distribution is being made.

    Section 8.05. Automatic Single Sum Distribution. In the case of any Participant or Beneficiary whose Pre-2005 Account and Post-2004 Account, in the aggregate, has a value of $100,000 or less as of the valuation date that immediately precedes the date on which distribution would first be made to the Participant or Beneficiary, the Participant's Post-2004

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Account will be distributed in the form of a single sum payment on the date on which distributions would otherwise commence, and such single sum payment shall be in lieu of any installment distribution period that would otherwise apply; provided that the Post-2004 Account will be so distributed only if the Participant's Pre-2005 Account is distributed in accordance with Section 7.05. Unless otherwise directed by the Committee, the single sum distribution shall be made in cash and/or shares of WPS Resources Stock (as determined in accordance with Section 8.03).

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ARTICLE IX. RULES WITH RESPECT TO WPS RESOURCES STOCK
AND WPS RESOURCES STOCK UNITS

    Section 9.01. Shares Authorized.

    (a) Subject to adjustment as provided in Section 9.02 below, the total number of shares of WPS Resources Stock which may be distributed to Participants or Beneficiaries pursuant to the Plan shall be seven hundred fifty thousand (750,000), which includes two hundred fifty thousand (250,000) shares that were previously approved by shareholders in connection with employee and director deferred compensation plans, and five hundred thousand (500,000) shares for which shareholder approval will be sought at the Company's 2005 annual meeting.

(i) The two hundred fifty thousand (250,000) shares, as adjusted as provided in Section 9.02 below ,that were previously approved by shareholders and to the extent not heretofore utilized, may be used to satisfy any obligation under the Plan.

(ii) Of the five hundred thousand (500,000) shares for which shareholder approval will be sought at the Company's 2005 annual meeting, no more than two hundred thousand (200,000) shares, subject to adjustment as provided in Section 9.02 below, will be issued to satisfy obligations with respect to (i) the five percent (5%) premium on Annual Bonus Deferrals that are allocated to the Incentive Stock Unit Account in accordance with Section 6.01(c), or (ii) employer contribution credits under Sections 3.05 and 3.06 of this Plan (or under the provisions of any predecessor plan) that are granted to a Participant without the requirement that the Participant execute a Deferral

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 election to forego an equal amount of cash compensation as a condition of receiving such credits.

    (b) The number of available shares shall not be reduced by or as a result of (i) any cash distributions pursuant to the Plan or (ii) by distributions of shares of WPS Resources Stock that are attributable to LTIP Deferrals that relate to an award that was made under the Omnibus Plan and either has been or will be charged against the pool of available shares under the Omnibus Plan, i.e., the plan under which the share award was originally granted and the plan from which the share award would have been paid except for the Participant's election to defer delivery of the shares.

    Section 9.02. Transactions Affecting WPS Resources Stock.

    In the event of any merger, share exchange, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure of the Company or a Participating Employer affecting WPS Resources Stock, the Committee may make appropriate equitable adjustments with respect to the WPS Resources Stock Units (if any) credited to the Stock Unit Accounts of each Participant, including without limitation, adjusting the date as of which such units are valued and/or distributed, as the Committee determines is necessary or desirable to prevent the dilution or enlargement of the benefits intended to be provided under the Plan.

    Section 9.03. No Shareholder Rights With Respect to WPS Resources Stock Units.

    Participants shall have no rights as a stockholder pertaining to WPS Resources Stock Units credited to their Accounts. No WPS Resources Stock Unit nor any right or interest of a Participant under the Plan in any WPS Resources Stock Unit may be assigned, encumbered, or transferred, except by will or the laws of descent and distribution. The rights of a Participant hereunder with respect to any WPS Resources Stock Unit are exercisable during the Participant's lifetime only by the Participant or his or her guardian or legal representative.

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ARTICLE X. SPECIAL RULES APPLICABLE IN THE EVENT OF A CHANGE IN CONTROL OF THE COMPANY

    Section 10.01. Definitions.

    For purposes of this Article X, the following terms shall have the following respective meanings:

    (a) An "Affiliate" of, or a person "affiliated" with, a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified and the term "Associate" used to indicate a relationship with any person, means (i) any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the registrant or any of its parents or subsidiaries.

    (b) A person shall be deemed to be the "Beneficial Owner" of any securities:

(i) which such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or under-standing, or upon the exercise of conversion rights, exchange rights, or other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or (B) securities issuable upon exercise of Rights

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pursuant to the terms of the Company's Rights Agreement with American Stock Transfer & Trust Company, originally dated as of December 12, 1996 between the Company and Firstar Trust Company, as the same may be amended from time to time (or any successor to such Rights Agreement) at any time before the issuance of such securities;

(ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a Schedule 13D under the Act (or any comparable or successor report); or

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as

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described in Paragraph (ii) above) or disposing of any voting securities of the Company.

    (c) A "Change in Control" shall be deemed to have occurred if:

(i) any Person (other than any employee benefit plan of WPS Resources Corporation or of any subsidiary of WPS Resources Corporation, any Person organized, appointed or established pursuant to the terms of any such benefit plan or any trustee, administrator or fiduciary of such a plan) is or becomes the Beneficial Owner of securities of WPS Resources Corporation representing at least 30% of the combined voting power of the WPS Resources Corporation's then outstanding securities;

(ii) one-half or more of the members of the Board are not Continuing Directors;

(iii) there shall be consummated any merger, consolidation, or reorganization of WPS Resources Corporation with any other corporation as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are owned by the former shareholders of WPS Resources Corporation other than a shareholder who is an Affiliate or Associate of any party to such consolidation or merger;

(iv) there shall be consummated any merger of WPS Resources Corporation or share exchange involving WPS Resources Corporation in which WPS Resources Corporation is not the continuing or surviving corporation other than a merger of WPS Resources Corporation in which each of the holders of WPS Resources Corporation's Common Stock

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immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

(v) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of WPS Resources Corporation to a Person which is not a wholly owned subsidiary of WPS Resources Corporation; or

(vi) the shareholders of WPS Resources Corporation approve any plan or proposal for the liquidation or dissolution of WPS Resources Corporation.

    (d) "Continuing Directors" means (i) any member of the Board of Directors of WPS Resources Corporation who was a member of such Board on May 1, 1997, (ii) any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on such Board, and (iii) additional directors elected by a majority of the Continuing Directors then on such Board.

    (e) "Person" means any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

    Section 10.02. Amendments in Connection with a Change in Control.

    (a) Board Authority to Amend Plan. Prior to the occurrence of a Change in Control, the Board may exercise its authority under Section 11.06 to amend the Plan, including, to the extent deemed necessary or desirable by the Board in anticipation of a Change in Control, to amend the Plan to eliminate WPS Resources Stock Units and cause the value of such units as of the Amendment Date (such value to be determined under Section 5.06(c)) to be reallocated to Reserve Account B. The term "Amendment Date" means the date on which an amendment to

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the Plan is validly adopted or the date on which the amendment is or purports to be effective, whichever is later.

    (b) Automatic Amendments. The Plan shall automatically be amended upon a Change in Control to provide that:

(i) the rate of interest equivalent to be credited with respect to Reserve Account A for each month following the Change in Control shall be the greater of (A) the rate of interest equivalent otherwise applicable with respect to Reserve Account A if such amount were calculated based upon the consolidated return on common shareholders equity of the Company (including for this purpose any successor corporation that is the survivor of a merger with the Company or any successor to that corporation) and all subsidiaries, or (B) a rate equal to two (2) percentage points above the prime lending rate at US Bank Milwaukee, Milwaukee, Wisconsin (or any successor thereto) as of the last business day of that month; and

(ii) the rate of interest equivalent to be credited with respect to Reserve Account B for each month following the Change in Control shall be the greater of (A) the rate of interest equivalent otherwise applicable with respect to Reserve Account B if such amount were calculated based upon the consolidated return on common shareholders equity of the Company (including for this purpose any successor corporation that is the survivor of a merger with the Company or any successor to that corporation) and all subsidiaries, or (B) a rate equal to two (2) percentage points above the prime lending rate at US Bank Milwaukee, Milwaukee, Wisconsin (or any successor thereto) as of the

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last business day of that month. The minimum rate of interest equivalent under clause (B) shall cease to apply on the third anniversary of the Change in Control in the event that the Participant is actively employed by the Company (including for this purpose any successor corporation or entity that is the survivor of a merger with the Company), or by any subsidiary or affiliate of the Company or such successor, on such date.

    (c) Prohibition on Certain Amendments. Notwithstanding the foregoing, on or after a Change in Control, the Board or Company (including for this purpose any successor corporation or entity that is the survivor of a merger with the Company or to which sponsorship of the Plan is transferred following a Change in Control, or the board of directors or other managing body of any such entity)may not, without the written consent of the affected Participant (or in the case of a deceased Participant, the Participant's Beneficiary) amend the Plan or take an action to terminate the Plan that would:

(i) Result in a decrease in the number of, or a change in the type of, Available Investment Options that were made available under the Plan immediately prior to the Change of Control; or

(ii) Cause the Accounts to be valued under Section 6.01(e) less frequently than quarterly; or

(iii) Impair or otherwise limit a Participant's rights to reallocate his or her Accounts under Section 6.01(f) as in effect on the date immediately prior to the Change in Control; or

(iv) Decrease the interest rate credited under Reserve Account A or Reserve Account B as determined pursuant to subsection (b) above, except as specifically provided therein;

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(v) Eliminate or reduce the distribution options made available under Articles VII and VIII or otherwise terminate any distribution elections then in effect; or

(vi) Modify the provisions of Sections 10.03 and 10.04 in a manner detrimental or potentially detrimental to a Participant (or Beneficiary), except and only to the extent that modification is necessary to comply with applicable law.

    Section 10.03. Maximum Payment Limitation.

    (a) Limit on Payments. Except as provided in subsection (b) below, if any portion of the payments or benefits described in this Plan or under any other agreement with or plan of the Company (in the aggregate, "Total Payments"), would constitute an "excess parachute payment", then the Total Payments to be made to the Participant shall be reduced such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be one dollar ($1) less than the maximum amount which the Participant may receive without becoming subject to the tax imposed by Section 4999 of the Code or which the Company may pay without loss of deduction under Section 280G(a) of the Code; provided that this Section shall not apply in the case of a Participant who has in effect a valid employment contract providing that the Total Payments to the Participant shall be determined without regard to the maximum amount allowable under Section 280G of the Code. The terms "excess parachute payment" and "parachute payment" shall have the meanings assigned to them in Section 280G of the Code, and such "parachute payments" shall be valued as provided therein. Present value shall be calculated in accordance with Section 280G(d)(4) of the Code. Within forty (40) days following delivery of notice by the Company to the Participant of its belief that there is a payment or benefit due the Participant which will result in an excess parachute payment as defined in Section 280G of the Code, the Participant and the Company, at the Company's expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel selected by the Company's independent auditors and acceptable to the Participant in his or her sole discretion (which may be regular outside counsel to the Company), which opinion sets forth (A) the amount of the Base Period

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Income, (B) the amount and present value of Total Payments and (C) the amount and present value of any excess parachute payments determined without regard to the limitations of this Section. As used in this Section, the term "Base Period Income" means an amount equal to the Participant's "annualized includible compensation for the base period" as defined in Section 280G(d)(1) of the Code. For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code, which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Participant. Such opinion shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such opinion determines that there would be an excess parachute payment, the payments hereunder that are includible in Total Payments or any other payment or benefit determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the Participant in writing delivered to the Company within thirty days of his or her receipt of such opinion or, if the Participant fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. If such legal counsel so requests in connection with the opinion required by this Section, the Participant and the Company shall obtain, at the Company's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant. If the provisions of Sections 280G and 4999 of the Code (or any successor provisions) are repealed without succession, then this Section shall be of no further force or effect.

    (b) Employment Contract Governs. The provisions of subsection (a) above shall not apply to a Participant whose employment is governed by an employment contract that provides for Total Payments in excess of the limitation described in subsection (a) above.

    Section 10.04. Resolution of Disputes.

    If, after a Change in Control, (a) a dispute arises with respect to the enforcement of the Participant's rights under the Plan, or (b) any legal proceeding shall be brought to enforce or interpret any provision contained in the Plan or to recover damages for breach of the Plan, in

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either case so long as the Participant is not acting in bad faith or otherwise pursuing a course of action that a reasonable person would determine to be frivolous, the Participant shall recover from the Company any reasonable attorneys' fees and necessary costs and disbursements incurred as a result of such dispute or legal proceeding ("Expenses"), and prejudgment interest on any money judgment obtained by the Participant calculated at the rate of interest announced by US Bank Milwaukee, Milwaukee, Wisconsin (or any successor thereto), from time to time as its prime or base lending rate from the date that payments to the Participant should have been made under this Plan. Within ten (10) days after the Participant's written request therefor, the Company shall pay to the Participant, or such other person or entity as the Participant may designate in writing to the Company, the Participant's Expenses in advance of the final disposition or conclusion of any such dispute or legal proceeding. In the case of a deceased Participant, this Section shall apply with respect to the Participant's Beneficiary or estate.

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ARTICLE XI. GENERAL PROVISIONS

    Section 11.01. Administration.

    The Committee shall administer and interpret the Plan and supervise preparation of Participant elections, forms, and any amendments thereto. To the extent necessary to comply with applicable conditions of Rule 16b-3, the Committee shall consist of not less than two members of the Board, each of whom is also a director of the Company and qualifies as a "non-employee director" for purposes of Rule 16b-3. If at any time the Committee shall not be in existence or not be composed of members of the Board who qualify as "non-employee directors", then all determinations affecting Participants who are subject to Section 16 of the Exchange Act shall be made by the full Board, and all determinations affecting other Participants shall be made by the Board or a duly designated officer of the Board. The Committee may, in its discretion, delegate any or all of its authority and responsibility; provided that the Committee shall not delegate authority and responsibility with respect to non-ministerial functions that relate to the participation by Participants who are subject to Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised. To the extent of any such delegation, any references herein to the Committee shall be deemed references to such delegee. Interpretation of the Plan shall be within the sole discretion of the Committee and shall be final and binding upon each Participant and Beneficiary. The Committee may adopt and modify rules and regulations relating to the Plan as it deems necessary or advisable for the administration of the Plan. If any delegee of the Committee shall also be a Participant or Beneficiary, any determinations affecting the delegee's participation in the Plan shall be made by the Committee.

    Section 11.02. Restrictions to Comply with Applicable Law.

    (a) General Restrictions. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of WPS Resources Stock under the Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. In addition, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. The Committee shall administer the Plan so that transactions under the Plan will be exempt from Section 16 of the Exchange Act, and shall have the right to restrict any

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transaction, or impose other rules and requirements, to the extent it deems necessary or desirable for such exemption to be met.

    (b) Restriction on Transfer. Shares of WPS Resources Stock issued under the Plan may not be sold or otherwise disposed of except (i) pursuant to an effective registration statement under the Act, or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under the Act; and (ii) in compliance with state securities laws. Further, as a condition to issuance of shares of WPS Resources Stock under the Plan, the Participant, his or her Beneficiary or his or her heirs, legatees or legal representatives, as the case may be, shall, if the Committee deems it necessary, execute and deliver to the Company a restrictive stock transfer agreement in such form, and subject to such terms and conditions, as shall be reasonably determined or approved by the Committee, which agreement, among other things, may impose certain restrictions on the sale or other disposition of any shares of stock acquired under the Plan. The Committee may waive the foregoing restrictions, in whole or in part, in any particular case or cases or may terminate such restrictions whenever the Committee determines that such restrictions afford no substantial benefit to the Company.

    (c) Additional Restrictions; Legends. All shares of WPS Resources Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the Plan and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates to make appropriate references to such restrictions.

    Section 11.03. Claims Procedures.

    (a) If a Participant, or Beneficiary (the "claimant") believes that he is entitled to a benefit under the Plan that is not provided, the claimant or his or her legal representative shall file a written claim for such benefit with the Committee. The Committee shall review the claim within 90 days following the date of receipt of the claim; provided that the Committee may determine that an additional 90-day extension is necessary due to circumstances beyond the Committee's control, in which event the Committee shall notify the claimant prior to the end of the initial period that an extension is needed, the reason therefor and the date by which the Committee expects to render a decision. If the claimant's claim is denied in whole or part, the

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Committee shall provide written notice to the claimant of such denial. The written notice shall include the specific reason(s) for the denial; reference to specific Plan provisions upon which the denial is based; a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and a description of the Plan's review procedures (as set forth in subsection (b)) and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse determination upon review.

    (b) The claimant has the right to appeal the Committee's decision by filing a written appeal to the Committee within 60 days after claimant's receipt of the decision or deemed denial. The claimant will have the opportunity, upon request and free of charge, to have reasonable access to and copies of all documents, records and other information relevant to the claimant's appeal. The claimant may submit written comments, documents, records and other information relating to his or her claim with the appeal. The Committee will review all comments, documents, records and other information submitted by the claimant relating to the claim, regardless of whether such information was submitted or considered in the initial claim determination. The Committee shall make a determination on the appeal within 60 days after receiving the claimant's written appeal; provided that the Committee may determine that an additional 60-day extension is necessary due to circumstances beyond the Committee's control, in which event the Committee shall notify the claimant prior to the end of the initial period that an extension is needed, the reason therefor and the date by which the Committee expects to render a decision. If the claimant's appeal is denied in whole or part, the Committee shall provide written notice to the claimant of such denial. The written notice shall include the specific reason(s) for the denial; reference to specific Plan provisions upon which the denial is based; a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claimant's claim; and a statement of the claimant's right to bring a civil action under section 502(a) of ERISA.

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    Section 11.04. Participant Rights Unsecured.

    (a) Unsecured Claim. The right of a Participant or the Participant's Beneficiary to receive a distribution hereunder shall be an unsecured claim, and neither the Participant nor any Beneficiary shall have any rights in or against any amount credited to his or her Account or any other specific assets of a Participating Employer. The right of a Participant or Beneficiary to the payment of benefits under this Plan shall not be assigned, encumbered, or transferred, except by will or the laws of descent and distribution. The rights of a Participant hereunder are exercisable during the Participant's lifetime only by the Participant or his or her guardian or legal representative.

    (b) Contractual Obligation. The Company may authorize the creation of a trust or other arrangements to assist it in meeting the obligations created under the Plan. However, any liability to any person with respect to the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No obligation of a Participating Employer shall be deemed to be secured by any pledge of, or other encumbrance on, any property of a Participating Employer. Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between a Participating Employer and any Participant or Beneficiary, or any other person.

    Section 11.05. Income Tax Withholding.

    The amount actually distributed to the Participant will be reduced by applicable income tax withholding (if any). Unless the Participant has made a contrary election with the consent of the Committee, income tax on the entire annual distribution amount will be withheld from the cash portion of the distribution, and WPS Resources Stock will be used to satisfy withholding obligations only to the extent that the cash portion of the distribution is insufficient for this purpose. Further, no later than the date as of which an amount first becomes includible in the income of the Participant for employment tax purposes, the Participant shall pay or make arrangements satisfactory to the Committee regarding the payment of any such tax.

    Section 11.06. Amendment or Termination of Plan.

    (a) There shall be no time limit on the duration of the Plan.

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    (b) Except as otherwise limited pursuant to Section 10.02, the Board (or where specified herein, the Committee) may at any time amend the Plan, including but not limited to modifying the terms and conditions applicable to (or otherwise eliminating) Deferrals or contribution credits to be made on or after the amendment date; provided, however, that no amendment or termination may reduce or eliminate any Account balance accrued to the date of such amendment or termination (except as such Account balance may be reduced as a result of investment losses allocable to such Account).

    (c) Subject to Section 10.02, the Board may terminate the Plan in accordance with and subject to the following rules:

(i) Prior to January 1, 2006, the Board at any time may terminate the Plan and require that all benefits accrued be currently distributed to Participants and Beneficiaries in a single sum without regard to a Participant's prior election as to the form and timing of benefit payments.

(ii) Effective January 1, 2006, and except as provided in Paragraph (iii) below or except as otherwise permitted in regulations promulgated by the Secretary of the Treasury under Code Section 409A, any action that purports to terminate the Plan shall instead be construed as an amendment to discontinue further Deferrals and contributions credits, but the Plan will continue to operate, in accordance with its terms as from time to time amended in accordance with Sections 10.02 and 11.06, and in accordance with applicable Participant elections, with respect to the Participant's Account as accumulated through the date of termination and as thereafter adjusted to reflect post-termination earnings or losses. Except as provided in Paragraph (iii) below or except as otherwise permitted in regulations promulgated by the Secretary of

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the Treasury under Code Section 409A, in no event shall any such action purporting to terminate the Plan form the basis for accelerating distributions to Participants and Beneficiaries.

(iii) The Committee may (but need not) terminate the Plan and require that all benefits accrued be currently distributed to Participants and Beneficiaries in a single sum without regard to a Participant's prior election as to the form and timing of benefit payments, if such termination and distribution occurs within 12 months of a "change in control event", or within such other period as permitted under regulations promulgated by the Secretary of the Treasury under Code Section 409A. For purposes of this Paragraph (iii), the term "change in control event" has the meaning specified by the Secretary of the Treasury for purposes of Code Section 409A, and a Change in Control (as defined in Section 10.01 does not necessarily constitute a "change in control event" as defined for purposes of Code Section 409A. A Change in Control (as defined in Section 10.01 shall be a permissible basis for terminating the Plan and distributing the value of Accounts only if such transaction or event also constitutes a "change in control event" as that term is defined for purposes of Code Section 409A.

    Section 11.07. Administrative Expenses.

    Costs of establishing and administering the Plan will be paid by the Participating Employers.

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    Section 11.08. Effect on Other Employee Benefit Plans.

    Deferrals credited to a Participant's Account under this Plan shall not be considered "compensation" for the purpose of computing benefits under any qualified retirement plan maintained by a Participating Employer, but shall be considered compensation for welfare benefit plans, such as life and disability insurance programs sponsored by a Participating Employer, unless otherwise specifically provided by the terms of such plan.

    Section 11.09. Successors and Assigns.

    This Plan shall be binding upon and inure to the benefit of the Participating Employers, their successors and assigns and the Participants and their heirs, executors, administrators, and legal representatives.

    Section 11.10. Right of Offset.

    The Company shall have the right to offset from the benefits payable hereunder any amount that the Participant owes to the Company or Affiliate or other entity in which the Company or an Affiliate maintains an ownership interest. The Company may effectuate the offset without the consent of the Participant (or the Participant's spouse or Beneficiary, in the event of the Participant's death).

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